                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FIDELITY NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          FIDELITY NATIONAL CORPORATION
                               3490 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30305
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 2001





         The Annual Meeting of Shareholders of Fidelity National Corporation ("Fidelity") will be held on Thursday, April 26, 2001, at 3:00 p.m. at its office at ONE SECURITIES CENTRE, 3490 PIEDMONT ROAD, SUITE 1550, ATLANTA, GEORGIA 30305, for the purposes of considering and voting upon:


         1. The election of eleven directors to constitute the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified.

         2. Such other matters as may properly come before the meeting or any adjournment thereof.


         Only holders of Common Stock of record at the close of business on March 8, 2001, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

         A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. It is important that your shares be represented and voted at the meeting. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

         Also enclosed is a copy of Fidelity's 2000 Annual Report to Shareholders.


                                            By Order of the Board of Directors,


                                            /S/ Martha C. Fleming
                                            -----------------------------------
                                            Martha C. Fleming
                                            Secretary


March 22, 2001




PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                          FIDELITY NATIONAL CORPORATION
                               3490 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30305



                                 PROXY STATEMENT


         This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Fidelity National Corporation ("Fidelity") for use at the Annual Meeting of Shareholders ("Meeting") to be held at its office at ONE SECURITIES CENTRE, 3490 PIEDMONT ROAD, SUITE 1550, ATLANTA, GEORGIA 30305, on April 26, 2001, at 3:00 p.m. and any adjournment thereof. The purposes of the Meeting are set forth in the accompanying Notice of the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to Shareholders on March 22, 2001.

         The record date of holders of Common Stock entitled to vote at the Meeting was taken as of the close of business on March 8, 2001. On that date, Fidelity had outstanding and entitled to vote 8,781,628 shares of Common Stock, no par value, with each share entitled to one vote.

         A Proxy given pursuant to this solicitation may be revoked by the holder of the Common Stock who attends the Meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of Fidelity. If the Proxy is properly completed and returned by the holder of the capital stock and is not revoked, it will be voted at the Meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted "FOR" all of the nominees for director named herein and upon such other matters as may properly come before the Meeting or any adjournment thereof in accordance with the best judgment of the holders of the Proxy.

         The presence of a majority of the votes entitled to be cast at the Meeting represented in person or by proxy at the Meeting will constitute a quorum. The eleven nominees receiving the highest vote totals will be elected as directors of Fidelity. All other matters will be decided by the affirmative vote of the majority of the votes entitled to be cast present or represented at the Meeting.

         Abstentions, withheld votes and broker non-votes will be included in the calculation of the number of votes represented in person or by proxy at the Meeting in determining whether the quorum requirement is satisfied, but will not be counted as votes cast for any matter to be voted upon. Broker "non-votes" occur when a broker holding shares of capital stock for a beneficial owner votes on one matter pursuant to the broker's discretionary authority or pursuant to instructions from the beneficial owner, but does not vote on another matter for the reason that the broker does not have discretionary authority to vote such shares on such other matter and has not received voting instructions from the beneficial owner. Broker non-votes will not affect the votes required to elect the directors, which is the only matter known to management that will be presented at the Meeting.

         The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by Fidelity. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Common Stock and normal handling charges may be paid for such forwarding service. In addition, directors, officers and other employees of Fidelity, who will not be additionally compensated therefor, may solicit proxies in person or by telephone.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         The following table sets forth as of March 8, 2001, beneficial ownership of Fidelity's Common Stock by (i) each person known to be the beneficial owner of more than 5% of the voting securities of Fidelity, (ii) each director, (iii) the five most highly compensated executive officers, and (iv) all directors and executive officers as a group.

                         Name                                 Number of Shares        Percent of Class
                  Of Beneficial Owner                        Owned Beneficially          Outstanding
        ----------------------------------------            ----------------------    ------------------
        Dimensional Fund Advisors                                 487,600                    5.6%
            1299 Ocean Ave., 11th Floor
            Santa Monica, CA  90401-1038
        Brinson Partners, Inc.                                    460,600                    5.2%
            209 South LaSalle
            Chicago, IL  60604-1295
        James B. Miller, Jr.                                    2,872,241  (1)              32.4%
        David R. Bockel                                               700                       *
        Edward G. Bowen, M.D.                                      11,000  (2)                  *
        Carl I. Gable                                               5,000                       *
        Kevin S. King                                               4,069  (3)                  *
        Larry D. Peterson                                          65,174  (4)                  *
        Robert J. Rutland                                         148,764  (5)               1.7%
        W. Clyde Shepherd, Jr.                                    155,322                    1.8%
        Gordon M. Sherman                                         178,652  (6)               2.0%
        Rankin M. Smith, Jr.                                       17,514  (7)                  *
        Felker W. Ward, Jr.                                         8,323                       *
        David Buchanan                                             19,999  (8)                  *
        M. Howard Griffith, Jr.                                    28,068  (9)                  *
        H. Palmer Proctor, Jr.                                     15,108  (10)                 *
        All directors and executive officers                                                    *
            as a group (14 persons)                             3,529,934  (11)             39.3%

-------------------------------

(1) Includes 309,803 shares held by Fidelity National Bank ("Bank") as trustee under five trusts for Mr. Miller's children and 180,433 shares held by BAC Properties, a partnership of which Mr. Miller and his wife own 40%. Also includes 87,349 shares of Common Stock owned by his spouse, 79,256 shares held in his 401(k) Plan, and 96,060 shares of Common Stock that Mr. Miller has the right to acquire pursuant to outstanding stock options. Mr. Miller's business address is 3490 Piedmont Road, Atlanta, Georgia 30305.
(2) Includes 10,560 shares of Common Stock held by Dr. Bowen as trustee for Target Benefit Plan.
(3)      Owned by Mr. King's wife.
(4) Includes 60,000 shares of Common Stock that Mr. Peterson has the right to acquire pursuant to outstanding stock options.
(5) Includes 6,000 shares of Common Stock held by Mr. Rutland as trustee for his children and 7,920 shares held by a family foundation.
(6)      Includes 200 shares of Common Stock owned by Mr. Sherman's wife.
(7) Includes 1,688 shares of Common Stock owned by Mr. Smith's wife and 6,607 shares held by Mr. Smith's children.
(8) Includes 14,000 shares of Common Stock that Mr. Buchanan has the right to acquire pursuant to outstanding stock options.
(9) Includes 10,000 shares of Common Stock that Mr. Griffith has the right to acquire pursuant to outstanding stock options.
(10) Includes 10,000 shares of Common Stock that Mr. Proctor has the right to acquire pursuant to outstanding stock options.
(11) Includes 190,060 shares of Common Stock that the beneficial owner has the right to acquire pursuant to outstanding stock options.

         *Less than one percent.

ITEM 1 - NOMINATION AND ELECTION OF DIRECTORS

         The number of directors is currently set at eleven by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or of the shareholders, but no decrease shall have the effect of shortening the term of an incumbent director. The terms of office for directors continue until the next annual meeting of shareholders and until their successors are elected and qualified.

         In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee unless the Board of Directors or shareholders by resolution provide for a lesser number of directors, but in no event will the Proxy be voted for more than eleven nominees. Management has no reason to believe that any nominee will not serve if elected. All the nominees are currently directors of Fidelity.

                     INFORMATION ABOUT NOMINEES FOR DIRECTOR

         The following information as of March 8, 2001, has been furnished by the respective nominees for director. Except as otherwise indicated, each nominee has been engaged in his present principal employment, in the same position, for more than five years.

                                              Year                      Business Experience During Past
         Name                       Age     Elected                    Five Years And Other Information
         ----                       ---     -------                    --------------------------------
James B. Miller, Jr. (3)             60     1979              Chairman  of the  Board,  President  and Chief  Executive  Officer
                                                              of Fidelity since 1979. A director of the Bank since 1976; President and Chief Officer of the Bank from 1977 to 1997; and Chairman of the
                                                              Bank since 1998. Chairman of the Board of Fidelity National Capital
                                                              Investors, Inc. ("Fidelity Capital"). A director of Interface, Inc., a textile manufacturing company.

David R. Bockel                      56     1997              President of Bockel & Company,  an  advertising  agency in Atlanta,
                                                              Georgia,  since 1977.  He is also Commanding  General,  90th Regional
                                                              Support Command,  U. S. Army Reserve.  A director of the Bank since 1997.

Edward G. Bowen, M.D.                65     1989              Gynecologist and obstetrician in Atlanta, Georgia.  A director of the
                                                              Bank since 1989.

Carl I. Gable (1)                    61     2000              Private  Investor.  Of  counsel,   Troutman  Sanders  LLP  from  1996
                                                              to  1998.  A  director  of Interface, Inc., a textile manufacturing company.

Kevin S. King                        53     1998              Of Counsel,  Dietrick,  Evans,  Scholz & Williams,  LLC, Atlanta,
                                                              Georgia. A partner with King & Carragher, Attorneys from 1996 to 2000.
                                                              A director of the Bank since 1998.

Larry D. Peterson                    52     1997              Director,  President  and Chief  Executive  Officer of the Bank,  and
                                                              Vice  President of Fidelity since 1997.  Senior  Vice  President  and
                                                              Senior  Segment  Manager of KeyCorp  from 1995 to 1997. President,
                                                              Central Indiana Region of Society National Bank from 1992 to 1995.

Robert J. Rutland (2) (3)            59     1979              Chairman of Allied Holdings,  Inc., a transportation  company located in Decatur,  Georgia, since 1995.  A director of the Bank since 1974.

W. Clyde Shepherd, Jr. (2) (3)       86     1979              Secretary/Treasurer of Shepherd Construction  Company, a general contracting company located in Atlanta, Georgia.  A director of the
                                                              Bank  from  1974 to 1998 and Chairman of the Board of Directors of the Bank from 1989 to 1998.

Gordon M. Sherman (1) (2)            68     1997              Retired  January  1999 from his position as Regional Commissioner of the  Social  Security  Administration. Business Consultant in Atlanta,
                                                              Georgia.  A director of the Bank since 1997.

Rankin M. Smith, Jr.                 53     1987              Director, Atlanta Falcons Football Club. Manager, Seminole Plantation
                                                              in Georgia.  A director of the Bank since 1987.

Felker W. Ward, Jr. (1)              67     1996              Chairman of Pinnacle Investment Advisors,  Inc., an investment advisory  firm,  since 1991. A director of AGL Resources, Inc., a natural gas distributing utility; Abrams Industries, Inc., a construction and property  management company and a manufacturer of fixtures; and Shoney's Inc. A director of the Bank since 1996.


(1)       Member of the Audit Committee of the Board of Directors.

(2)       Member of the Compensation Committee of the Board of Directors

(3)       Member of the Executive Committee of the Board of Directors

               There are no family relationships between any director, executive officer or nominee for director of Fidelity or any of its subsidiaries except that W. Clyde Shepherd, III, a director of the Bank and Fidelity Capital, is the son of W. Clyde Shepherd, Jr., a director of Fidelity; Karina Miller, a director of Fidelity Capital, is the spouse of James B. Miller, Jr., Chairman of the Board, President and Chief Executive Officer.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               All reports of beneficial ownership of securities were filed timely in 2000 with the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

               The following table sets forth the annual and other compensation paid by Fidelity and its subsidiaries for 2000 to James B. Miller, Jr., Larry D. Peterson, David Buchanan, M. Howard Griffith, Jr., H. Palmer Proctor, Jr., and
R. Phillip Shinall, III, an executive officer during 2000 (collectively "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

         Name and                                                                                        All Other
         Principal Position                       Year           Salary           Bonus                Compensation
         ------------------                       ----           ------           -----                ------------

        James B. Miller, Jr.                      2000          $400,000        $100,000               $22,648  (1)
          Chairman of the Board,                  1999           300,000               -                11,685  (1)
          President and Chief                     1998           300,000               -                 4,887  (1)
          Executive Officer

        Larry D. Peterson                         2000           300,000               -                15,636  (2)
          President and Chief                     1999           300,000               -                68,263  (2)
          Executive Officer, FNB                  1998           300,000               -                 3,950  (2)

        David Buchanan                            2000           150,000          21,938                 7,262  (3)
          Vice President                          1999           135,625          13,487                 5,771  (3)
                                                  1998           135,000               -                 3,030  (3)

        M. Howard Griffith, Jr.                   2000           175,000               -                 3,929  (4)
                                                  1999           122,292               -                 2,226  (4)
          Chief Financial Officer                 1998           120,050               -                 1,080  (4)


        H. Palmer Proctor, Jr.                    2000           150,000           8,609                 6,097  (5)
          Vice President                          1999           102,083           5,057                 5,766  (5)
                                                  1998           100,100               -                45,041  (5)

        R. Phillip Shinall, III                   2000           235,000               -                 9,293  (6)

--------------------

(1) Includes Fidelity's contributions of $5,000, $1,950, and $900 to Mr. Miller's account in the tax-qualified savings plan ("401(k) Plan") for 2000, 1999, and 1998, respectively, and $12,988, $2,814, and $2,688 for life insurance for Mr. Miller for 2000, 1999, and 1998, respectively, under split dollar and corporate owned life insurance policies. Under the split dollar insurance policy, Fidelity will receive upon termination of the policy proceeds equal to the insurance premiums paid plus a market yield.
(2) Includes Fidelity's contributions of $7,676, $1,119, and $675 to Mr. Peterson's account in the 401(k) Plan for 2000, 1999, and 1998, respectively, and $1,130 and $572 under a split dollar insurance policy for Mr. Peterson for 2000 and 1999, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premiums paid plus a market yield, and $2,087 for annual fees in 2000 and $60,552 paid for initiation and annual fees for a club in 1999.
(3) Includes Fidelity's contributions of $3,237, $2,117, and $1,219 to Mr. Buchanan's account in the 401(k) Plan for 2000, 1999, and 1998, respectively, and $265 and $108 under a split dollar insurance policy for Mr. Buchanan for 2000 and 1999, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premium paid plus a market yield.
(4) Includes Fidelity's contributions of $3,198, $1,797, and $1,080 to Mr. Griffith's account in the 401(k) Plan for 2000, 1999, and 1998, respectively, and $731 and $429 under a split dollar insurance policy for Mr. Griffith for 2000 and 1999, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premium paid plus a market yield.
(5) Includes Fidelity's contributions of $3,013, $594, and $901 to Mr. Proctor's account in the 401(k) Plan for 2000, 1999, and 1998, respectively, and $200 and $88 under a split dollar insurance policy for Mr. Proctor for 2000 and 1999, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premiums paid plus a market yield, and $892 and $582 for annual fees for 2000 and 1999, respectively, and $40,544 paid for initiation and annual fees for a club in 1998.
(6) Includes Fidelity's contributions of $1,763 to Mr. Shinall's account in the 401(k) Plan for 2000, and $7,491 for a term life insurance policy.

EMPLOYMENT AGREEMENTS

         Fidelity entered into employment agreements with James B. Miller, Jr. and Larry D. Peterson. The employment agreement with Mr. Miller was for a three-year period terminating on December 31, 2000. It provided for an annual base salary of $300,000 and annual incentive compensation of up to $400,000 based upon the attainment of certain income (before taxes and incentive compensation) targets. The employment agreement was amended to increase the annual base salary to $500,000 and reduce the maximum annual incentive compensation to $200,000 effective July 1, 2000.

         The initial employment agreement with Mr. Peterson was for a three-year period ending September 14, 2000. A new three-year employment agreement was entered into for the period commencing September 15, 2000. The employment agreements provide for an annual base salary of $300,000. Also Fidelity provided Mr. Peterson $1 million of term life insurance until September 15, 2000, and, pursuant to the employment agreements, has been providing a disability policy which provides disability benefits at the annual rate of $210,000.

         The employment agreements with Messrs. Miller and Peterson each provide that if the executive terminates his employment or if his employment is terminated by Fidelity for cause, such executive is subject to a non-compete provision for a period of one year.

         The employment agreement with Mr. Shinall was for an initial period of three years commencing on August 30, 1999, and was terminated by agreement on December 8, 2000. The employment agreement provided for an annual base salary of $235,000. In addition, under the employment agreement, Fidelity maintained, or reimbursed Mr. Shinall for the premiums for, a $750,000 term life insurance policy payable to Mr. Shinall's beneficiaries. Also, under the employment agreement, Fidelity provided disability insurance supplementing any of Fidelity's disability insurance policies otherwise provided to executives in order to provide combined coverage of $200,000 per annum. Pursuant to the termination agreement, Mr. Shinall was paid his base compensation through December 31, 2000, and will be paid forty (40) semi-monthly installments of $9,792 thereafter.

STOCK OPTIONS

         No stock options or stock appreciation rights were granted to executive officers during the 2000 fiscal year.

         The following table sets forth, with respect to the Named Executive Officers, information concerning any exercise of stock options in 2000 and all unexercised stock options held as of December 31, 2000.


               AGGREGATE STOCK OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 31, 2000, AND YEAR-END STOCK OPTION VALUES

----------------------------------------------------------------------------------------------------------------------
                                         Value Realized
                                           ($) (Market
                            Number of     Price at Time
                              Shares       of Exercise                                      Value of Unexercised
                           Acquired on    less Exercise   Number of Unexercised Stock    In-the-Money Stock Options
          Name               Exercise        Price)           Options at Year-End              at Year-End (1)
----------------------------------------------------------------------------------------------------------------------
                                                          Exercisable   Unexercisable   Exercisable     Unexercisable
                                                          -----------   -------------   -----------     --------------

James B. Miller, Jr.            -               -            96,060         53,940            -              -
Larry D. Peterson               -               -            60,000         40,000            -              -
David Buchanan                  -               -            14,000         16,000            -              -
M. Howard Griffith, Jr.         -               -            10,000         40,000            -              -
H. Palmer Proctor, Jr.          -               -            10,000         40,000            -              -

(1) The average of the high and low value of a share of Common Stock on Fidelity on December 29, 2000, was $5.0315.

                                   401(K) PLAN

         Fidelity has adopted a tax-qualified savings plan, which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986 ("Code"). Employees may elect to contribute to the 401(k) Plan through payroll deductions up to the statutory limitation and may direct the investment of their accounts into various investment funds. Under Section 401(k) of the Code, the employee's contributions to the 401(k) Plan are not taxable to the employee until such amounts are distributed to the employee. Fidelity pays the administrative expenses of the 401(k) Plan and makes voluntary contributions from time to time, which are allocated to each eligible employee's account as required by the Code. Fidelity's voluntary contributions become fully vested at the earlier of six years of service or at normal retirement age.

                            COMPENSATION OF DIRECTORS

         During 2000, each non-employee director of Fidelity was paid $1,000 for each Board of Directors' meeting attended and $250 for committee meetings attended on a day that was not a regularly scheduled Board meeting date. Directors who are employees do not receive a fee for attending Board or committee meetings.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee ("Committee") are W. Clyde Shepherd, Jr., Chairman, Robert J. Rutland, and Gordon M. Sherman. No member of the Committee is an employee of Fidelity or any subsidiary.

         The Bank leases space from a corporation of which Mr. Shepherd, Jr., a director and member of the Compensation and Executive Committees, is the majority shareholder. The Bank leases approximately 2,200 square feet at an average annual rate of approximately $12 per square foot subject to a pro rata increase for increases in taxes and insurance. The lease agreement was made substantially on the same terms as those prevailing at the time for comparable leases for similar facilities.

         Mr. King, a director, is of counsel to the law firm, Dietrick, Evans, Scholz & Williams, LLC, which provided legal services to the Bank during 2000.

         The Bank and Fidelity Capital have had, and expect to have in the future, banking and other business transactions in the ordinary course of business with directors (including members of the Committee) and officers of Fidelity and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time of comparable transactions with unrelated parties. Such transactions have not and will not involve more than the normal risks of collectibility, nor present other unfavorable features. As of December 31, 2000, the Bank had direct and indirect loans outstanding to officers and directors and their affiliates aggregating approximately $4.0 million.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for evaluating the remuneration of executives of Fidelity to provide competitive levels of compensation which take into account the annual and long-term performance goals, whether there has been above average corporate performance, the levels of an individual's initiative, responsibility and achievements, and the need of Fidelity to attract and retain well trained and highly motivated executives. The Committee fixes the compensation of the CEO and generally reviews the compensation of the other executive officers. All decisions by the Committee relating to the compensation of the CEO are reviewed by the full Board of Directors.

         Executive officers' overall compensation is intended to be consistent with the compensation paid to executives of financial institutions and of other companies similar in size, complexity, and character to Fidelity, provided that the performance of Fidelity and the executive officer warrants the compensation being paid.

         Fidelity entered into a three-year employment agreement with Mr. Miller effective January 1, 1998, which agreement was amended effective July 1, 2000. The initial employment agreement provided for an annual base salary of $300,000, which was increased to $500,000 effective July 1, 2000, and annual incentive compensation based on a target consolidated income of Fidelity before taxes and the incentive compensation. The incentive compensation for 2000 can not exceed $200,000. Mr. Miller received in 2000 incentive compensation of $100,000 for his performance during 1999 and the first six months of 2000.

         Compensation paid to the Named Executive Officers of Fidelity in 2000, as reflected in the foregoing compensation tables, consisted of the following elements: base salary, bonus, matching contributions paid with respect to the 401(k) Plan and certain perquisites. No stock options were granted to executive officers in 2000. In addition, Fidelity has adopted certain broad-based employee benefit plans in which executives, and other officers together with employees, have the option to participate. Benefits under these plans are not directly or indirectly tied to Fidelity's performance, except that contributions by Fidelity to the 401(k) Plan are voluntary, at the election of the Board of Directors. Bonuses were granted to Messrs. Buchanan and Proctor based upon the 2000 performance of the units for which they had responsibility and their individual performance.

         During 1999, Fidelity purchased a no load single premium company owned life insurance policy on Mr. Miller which provides a tax exempt yield to Fidelity if held to maturity. Mr. Miller will receive taxable income for the economic benefit he receives under the policy as noted in the Summary Compensation Table.

         The Chief Executive Officer establishes the compensation of all other executive officers.

                             Compensation Committee

                        W. Clyde Shepherd, Jr., Chairman
                                Robert J. Rutland
                                Gordon M. Sherman


                             AUDIT COMMITTEE REPORT

         Each of the Audit Committee members satisfies the definition of independent director as established by the National Association of Securities Dealers. The Board of Directors of Fidelity adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

         The Audit Committee has reviewed Fidelity's audited consolidated financial statements for the 2000 fiscal year and discussed the statements with management. The Audit Committee has discussed with Ernst & Young, Fidelity's independent accountants, those matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

         The Audit Committee reviewed the written disclosures and independence letter required by the Independent Standards Board Standard No. 1 received from Ernst & Young, and discussed the independence of Ernst & Young. Based upon the review and discussions noted above, the Audit Committee recommended to the Board of Directors of Fidelity that the audited consolidated financial statements of Fidelity be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and be filed with the U. S. Securities and Exchange Commission.

         This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Fidelity specifically incorporates this information by reference and should not otherwise be deemed filed under such Acts.

                                 Audit Committee

                          Felker W. Ward, Jr., Chairman
                                  Carl I. Gable
                                Gordon M. Sherman

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative shareholder return on Fidelity's Common Stock with the cumulative Total Return on The NASDAQ Stock Market (U.S. Companies) index and the NASDAQ Bank Stock Market under the symbol LION.

         The graph assumes $100 invested on December 31, 1995, in the Common Stock of Fidelity and in each of the two indexes. The comparison assumes that all dividends are reinvested.

              COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FIDELITY, THE NASDAQ STOCK MARKET (U.S.) AND NASDAQ BANK STOCKS


                         FIDELITY NATIONAL CORPORATION

                            TOTAL RETURN PERFORMANCE


                                     [GRAPH]



                                                                      PERIOD ENDING
                                 -----------------------------------------------------------------------------------------
Index                                  12/31/95       12/31/96       12/31/97       12/31/98       12/31/99      12/31/00
--------------------------------------------------------------------------------------------------------------------------
Fidelity National Corporation            100.00          82.60          62.37          72.75          52.18         35.58
NASDAQ - Total US*                       100.00         123.04         150.69         212.51         394.92        237.62
NASDAQ Bank Index*                       100.00         132.04         221.06         219.64         211.14        241.08

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 2000, the Board of Directors held nine (9) meetings. Each of the directors attended at least seventy-five percent (75%) of the aggregate meetings of the Board of Directors and the committees on which the director served, except Kevin King, who attended sixty-seven (67%) of the meetings of the Board of Directors. Fidelity does not have a nominating committee. All nominees for the Board of Directors are nominated by the entire Board of Directors.

Audit Committee. The primary functions of Fidelity's Audit Committee are to see that an audit program is in place to protect the assets of Fidelity, assure that adequate internal controls exist, oversee the internal audit function, and recommend the independent auditors for appointment by the Board of Directors. During 2000, the Audit Committee held five (5) meetings. The Audit Committee is governed by a written charter approved by the Audit Committee and the Board of Directors. A copy of this charter is included in Appendix A.

Compensation Committee. The primary functions of the Compensation Committee are to evaluate and administer the compensation of the Chief Executive Officer and the other executive officers, and to review the general compensation programs of Fidelity. During 2000, the Compensation Committee held two (2) meetings.

Executive Committee. The Executive Committee is authorized to exercise any and all the powers of the Board of Directors in the management of the business and affairs of Fidelity except where specific power is limited to the Board of Directors by the Bylaws or by applicable law. During 2000, the Executive Committee held four (4) meetings.

                                    AUDITORS

         Ernst & Young audited the financial statements of Fidelity for 2000 and have been selected to audit the financial statements for 2001. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions.

AUDIT FEES

         Fees billed to Fidelity by Ernst & Young during 2000 for professional services rendered for the audit of Fidelity's consolidated annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in Fidelity's quarterly reports on Form 10-Q for that fiscal year were $121,000. The Audit Committee of the Board of Directors of Fidelity has considered whether the providing of the services covered under the captions "Audit Related Fees," "Financial Information Systems Design and Implementation Fees," and "All Other Fees" is compatible with maintaining the independence of Ernst & Young.

AUDIT RELATED FEES

         Fees billed to Fidelity by Ernst & Young during 2000 for audit related services were $196,200.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were billed by Ernst & Young for professional services relating to financial information systems design and implementation rendered during the fiscal year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed by Ernst & Young for professional services rendered during the fiscal year ended December 31, 2000, other than as stated above under the captions "Audit Fees," "Audit Related Fees," and "Financial Information Systems Design and Implementation Fees" were $15,000.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be present at the 2002 Annual Meeting must be received by Fidelity addressed to the President at 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, by November 22, 2001, in order to be eligible for inclusion in the Proxy Statement and Proxy meeting for that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

         Management knows of no matters, other than those stated above, that are to be brought before the Meeting. If any other matter should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of Fidelity.

                                         By Order of the Board of Directors,



                                         /S/ Martha C. Fleming
                                         --------------------------------------
                                         Martha C. Fleming
                                         Secretary



March 22, 2001

                                                                      APPENDIX A

                          FIDELITY NATIONAL CORPORATION

                 CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF
                            DIRECTORS ("THE COMPANY")


ORGANIZATION

This charter, of the Audit Committee of the Board of Directors of Fidelity National Corporation and subsidiaries, governs the operations of the audit committee. The committee shall at least annually review and reassess the charter and obtain the charter approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESS

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

         - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the board the replacement of independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to board approval.

         - The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

         - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

         - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K and the annual report to shareholders including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                          FIDELITY NATIONAL CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 26, 2001
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby authorizes Edward G. Bowen, M.D. and Gordon M. Sherman, and each of them individually, with the power of substitution, to vote and otherwise represent all of the shares of common stock ("Common Stock") of Fidelity National Corporation, ("Company"), held of record by the undersigned, at the Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held at the offices of the Corporation located at One Securities Centre, 3490 Piedmont Rd, Suite 1550, Atlanta, GA 30305 on April 26, 2001 at 3:00 p.m., and any adjournment or adjournments thereof, as herein specified and, in their discretion, upon such other matters as may come before the Annual Meeting.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting. All other proxies heretofore given by the undersigned to vote shares of Common Stock of the Company are expressly revoked.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL REFERRED TO IN ITEM 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL REFERRED TO IN ITEM 1.

(Continued and to be signed on the other side.)


                                                        PLEASE DETACH HERE
                                             YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                                              BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE


                                                            DETACH PROXY CARD HERE

(1) Election of Directors.     FOR all nominees   [X]   WITHHOLD AUTHORITY to vote         [X]     (*)EXCEPTIONS     [X]
                               listed below             for all nominees listed below

    Nominees: James B. Miller, Jr.; David R. Bockel; Edward G. Bowen, M.D.; Carl I. Gable; Kevin S.
              King; Larry D. Peterson; Robert J. Rutland; W. Clyde Shepherd, Jr.; Gordon M. Sherman;
              Rankin M. Smith, Jr.; Felker W. Ward, Jr.

    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the
                   "Exceptions" box and write that nominee's name in the space provided below.)
    (*)Exceptions
                  -----------------------------------------------------------------------------------------------------


                 Change of Address or
                 Comments Mark Here            [ ]

                                    Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer please give full title as such.

                                    Whether or not you plan to attend the Annual
                                    Meeting, you are urged to execute and return your proxy, which may be revoked at any time prior to its use.

                                    Dated:
                                          --------------------------------------

                                    --------------------------------------------
                                                Signature of Stockholder

                                    --------------------------------------------
                                      Signature(s) of Additional Stockholder(s)

                                    Votes must be indicated    [X]
                                    (X) in Black or Blue ink.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.